Exhibit 10.40.3

                                SPECTRIAN COMPANY

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

This Change of Control Severance Agreement (the "Agreement") is made and entered into effective as of July 19, 2001 (the "Effective Date"), by and between Michael D. Angel (the "Employee") and Spectrian Company, a Delaware Corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in
Section 1 below.

                                 R E C I T A L S

A. It is expected that the Company from time to time will consider the possibility of a Change of Control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

C. In order to  provide  the  Employee  with  enhanced  financial  security  and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control.

D. The Board and Employee understand, agree and intend that this Agreement supercede and replace in full any prior verbal or written agreements as to the matters provided for herein, including, but not limited to, the Change of Control Severance Agreement previously entered into as of February 16, 2000, which prior agreement is hereby rendered null and void.

                                    AGREEMENT

In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

         1. Definition of Terms.

The following terms referred to in this Agreement shall have the following meanings:

                  (a) Cause.

"Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with Employee's responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) Employee's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company, and  (iv)  continued  willful  violations  by the  Employee  of  the  Employee's obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed Employee's duties.

                  (b) Change of Control.

"Change of Control" shall mean the occurrence of any of the following events:

                           (i) the approval by  shareholders of the Company of a
merger or consolidation of the Company with any other Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                           (ii) any approval by the  shareholders of the Company
of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                           (iii) any  "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (iv) a change in the  composition of the Board,  as a
result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

                  (c) Involuntary Termination.

"Involuntary Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities as the CFO of an independent public company of equal or greater size reporting to the CEO; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction;
(iii) a reduction by the Company of the Employee's base salary or target bonus as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than thirty-five (35) miles from his current location; (vi) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in the "Successors" clause below.

         2. Term of Agreement.

This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied.

         3. At-Will Employment.

The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

         4. Change of Control and Severance Benefits.

                  (a) Termination Following A Change of Control.

                           (i)  Severance  and  Benefits.   If  the   Employee's
employment with the Company terminates as a result of an Involuntary Termination at any time after a Change of Control, and provided that the Employee duly executes a General Release of All Claims, in the form attached hereto as Exhibit A or in another form provided by the Company, then:

                                    (1)  the  Employee   shall  be  entitled  to
receive a sum equal to twenty - four (24) months of Employee's annualized base salary (as in effect immediately prior to the Change of Control (less applicable tax withholdings). Such severance shall be paid bi-weekly in accordance with the Company's normal payroll practices unless the Employee elects to receive the severance in one lump sum payment. Payment(s) will be made or will begin within 30 days from the effective date of the General Release of All Claims.

                                    (2)  the  Employee   shall  be  entitled  to
receive a sum equal to two times Employee's annual target bonus in effect immediately prior to the Change of Control (less applicable tax withholdings). Such amount shall be paid biweekly in accordance with the Company's normal payroll practices unless the Employee elects to receive the amount in one lump sum payment. Payment(s) will be made or will begin within 30 days from the effective date of the General Release of All Claims.

                                    (3)  for a  period  of  twenty  - four  (24)
months following the Involuntary Termination, the Company shall continue to make available to the Employee and Employee's spouse and dependents, at the same cost to the Employee as was in effect prior to the Change of Control, all group health, life and other similar insurance plans in which Employee or Employee's dependents participate on the date of the Employee's termination, including the Executive Benefits identified in the Employee's offer letter.

                           (ii)   Option   Acceleration.   If   the   Employee's
employment with the Company terminates as a result of an Involuntary Termination at any time after a Change of Control, and provided that the Employee duly executes a General Release of All Claims, in the form attached hereto as Exhibit A or in another form provided by the Company, then the vesting and exercisability of each option granted to the Employee by the Company (the "Options") shall be automatically accelerated in full and the Employee will have 90 days to exercise such options pursuant to the terms of the applicable stock option agreements.

                  (b) Other Termination. If the Employee's employment with the Company terminates other than as a result of an Involuntary Termination after a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

         5. Accrued Wages and Vacation; Expenses.

Without regard to the reason for, or the timing of, Employee's termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the date of termination; (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the date of termination; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the date of termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

         6. Section 280G Gross Up Payment.

Notwithstanding anything to the contrary contained herein, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of a Change in Control but determined without regard to any additional payments required under this Agreement (collectively the "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any comparable federal, state or local excise tax, (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in such an amount that after the payment of all taxes (including, without limitation, any interest and penalties on such taxes and the Excise Tax) on the Payment and on the Gross-Up Payment, Employee shall retain an amount equal to the Payment minus all applicable taxes on the Payment; provided, however, that Employee will be entitled to receive a Gross-Up Payment only if the amount of a parachute payment, as defined in Section 280G(b)(2) of the Code, exceeds the sum of (A) the greater of (i) $100,000 or (ii) ten (10) percent of the payments under this Agreement plus (B) 2.99 times the Employee's base amount, as defined in Section 280G(b)(3) of the Code, and provided further, that if Employee is not entitled to receive a Gross-Up Payment, Employee will receive only an amount of total payments that would not include any excess parachute payment, as defined in Section 280G(b)(1) of the Code. The intent of the parties is that the Company shall be solely responsible for, and shall pay, any Excise Tax on any Payment and Gross-Up Payment and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment, as well as any loss of tax deduction caused by the Gross-Up Payment.

All determinations required to be made under this Paragraph, including, without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by Price Waterhouse or any other nationally recognized accounting firm which is the Company's outside auditor at the time of such determinations, which firm must be reasonably acceptable to Employee (the
"Accounting Firm"). The Company shall cause the Accounting Firm to provide detailed supporting calculations to the Company and Employee within fifteen (15) business days after notice is given by Employee to the Company that there has been a Payment, or such earlier time as is requested by the Company. Within two
(2) business days after said notice is given to the Company, the Company shall instruct the Accounting Firm to timely provide the data required by this Paragraph to Employee. All fees and expenses of the Accounting firm shall be borne solely by the Company. Any Gross-Up Payment as determined pursuant to this Paragraph, shall be paid by the Company to the Internal Revenue Service and/or other appropriate taxing authority on Employee's behalf within five (5) days after receipt of the Accounting Firm's determination. If the Accounting Firm determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by Employee, the Accounting Firm shall furnish Employee with a written opinion that failure to disclose or report the Excise Tax on Employee's federal income tax return will not constitute a substantial understatement of tax or be reasonably likely to result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Employee in the absence of material mathematical or legal error. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payment will not have been made by the Company that should have been made ("Underpayment") or that Gross-Up Payment have been made that should not have been made
("Overpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies provided below and Employee hereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to the Internal Revenue Service or other appropriate taxing authority on Employee's behalf or, if such Underpayment has been previously paid by Employee, to Employee. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Employee with interest at applicable federal rate provided for in Section 7872(f) (2) of the Code, due and payable within ninety (90) days after written demand to Employee by the Company; provided, however that Employee shall have no duty or obligation whatsoever to repay said loan unless Employee's receipt of the Overpayment, or any portion thereof, is includible in Employee's income and Employee's repayment of same is not deductible by Employee for federal and state income tax purposes.

Employee shall notify the Company in writing of any claim by the Internal Revenue Service or state or local taxing authority, that, if successful, would result in any Excise Tax or an Underpayment ("Claim"). Such notice shall be given as soon as practicable but no later than fifteen (15) business days after Employee is informed in writing of the Claim and shall reprise the Company of the nature of the Claim, the administrative or judicial appeal period, and the date on which any payment of the claim must be paid. Employee shall not pay any portion of the claim prior to the expiration of the thirty (30) day period following the date on which Employee gives such notice to the Company (or such shorter period ending on the date that any amount under the Claim is due). If the Company notifies Employee in writing prior to the expiration of such thirty
(30) day period that it desires to contest the Claim, Employee shall:

                           (i)  give  the  Company  any  information  reasonably
requested by the Company relating to the Claim;

                           (ii) take such action in connection  with  contesting
the Claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation concerning the Claim by an attorney selected by the Company who is reasonably acceptable to Employee; and

                           (iii)  cooperate  with the  Company  in good faith in
order to effectively contest the Claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties and attorneys' fees) incurred in such contests and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation interest and penalties thereon) imposed as a result of such representation. Without limitation upon the foregoing provisions, except as provided below, the Company shall control all proceedings concerning such contest and, at its sole option, may pursue or forego any and all administrative appeal, proceedings, hearings and conferences with the taxing authority pertaining to the Claim. At the written request of the Company and upon payment to Employee of an amount at least equal to the Claim plus any additional amount necessary to obtain the jurisdiction of the appropriate tribunal and/or court ("Additional Sum") Employee shall pay same and sue for a refund. Employee agrees to prosecute any contest of a Claim to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company requests Employee to pay the Claim and sue for interest-free basis, and shall indemnify and hold Employee harmless on an after-tax basis, from any Excise Tax or income tax (including, without limitation, interest and penalties thereon) imposed on such advance or for any imputed income on such advance. Any extension of the statute of limitations relating to assessment of any Excise Tax for the taxable year of Employee which is the subject of the Claim is to be limited solely to the Claim. Furthermore, the Company's control of the contest shall be limited to issues for which a Gross-Up Payment would be payable hereunder. Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

If, after the receipt by Employee of an amount advanced by the Company pursuant to this Agreement, Employee receives any refund of a Claim and/or any Additional Sum, Employee shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to this Agreement, a determination is made that Employee shall not be entitled to any refund of the Claim and the Company does not notify Employee in writing of its intent to contest such denial of refund of a Claim prior to the expiration of thirty (30) business days after such determination, then the portion of such advance attributable to a Claim shall be forgiven and shall not be required to be repaid. The amount of such advance attributable to a Claim shall offset, to the extent thereof, the amount of the Underpayment required to be paid by the Company to Employee.

If, after the advance of an Additional Sum by the Company, there is a "Final Determination" (as defined below) made by the taxing authority that Employee is not entitled to any refund of such Additional Sum, or any portion thereof, then such nonrefundable amount shall be repaid to the Company by Employee within thirty (30) business days after Employee receives notice of such Final Determination. A "Final Determination" shall occur when the period to contest or otherwise appeal any decision by an administrative tribunal or court of initial jurisdiction has been waived or the tie for contesting or appealing same has expired.

         7. Successors.

Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

Employee's Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         8. Notices.

                  (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                  (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

         9. Arbitration.

Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Palo Alto, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules") provided, however, that the arbitrator shall allow the discovery authorized by California

Code of Civil Procedure section 1280, et seq., or any other discovery required by California law in arbitration proceedings. Also, to the extent that any of the Rules or anything in this Agreement conflicts with any arbitration procedures required by California law, the arbitration procedures required by California law shall govern. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

Employee understands that nothing in this Section modifies Employee's at-will employment status. Either Employee or the Company can terminate the employment relationship at any time, with or without cause.

EMPLOYEE AND COMPANY HAVE READ AND  UNDERSTAND  THIS  SECTION,  WHICH  DISCUSSES
ARBITRATION. EMPLOYEE AND COMPANY UNDERSTAND THAT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF MUST BE SUBMITTED TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JUDGE OR JURY TRIAL (CIVIL ACTION) AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                           (i) ANY AND ALL  CLAIMS  FOR  WRONGFUL  DISCHARGE  OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                           (ii) ANY AND ALL CLAIMS FOR  VIOLATION OF ANY FEDERAL
STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

                           (iii)  ANY AND ALL  CLAIMS  ARISING  OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

         10. Miscellaneous Provisions.

                  (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

                  (b) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (c) Integration. This Agreement and the stock option agreements representing the Options represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral.

                  (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

                  (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (f) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

                  (g)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                            SPECTRIAN COMPANY

/s/ Michael D. Angel                                 /s/ Thomas H. Waechter
_________________________________           By: ________________________________
Employee Signature
                                                     CEO & President
                                            Its: _______________________________
    July 19, 2001
________________________________                     July 19, 2001
Date                                        ____________________________________
                                            Date

                                    Exhibit A

                          GENERAL RELEASE OF ALL CLAIMS

                   (to Change of Control Severance Agreement)

On behalf of myself, my heirs, executors, administrators and assigns, I hereby make the following agreements and acknowledgements in exchange for the severance, benefits and option acceleration to be received by me under the Spectrian Company Change of Control Severance Agreement (the "CIC Agreement").

1. I agree that I fully and forever waive, release, acquit and discharge Spectrian Company and any and all past, current and future parent, subsidiary and affiliated companies, predecessors and successors thereto, as well as the Company's officers, directors, agents, employees, affiliates, representatives, shareholders and assigns (collectively the "Company"), from any and all claims, actions, charges, complaints, grievances and causes of action of whatever nature, whether now known or unknown, including but not limited to, all claims arising from or relating to my recruitment and hiring by the Company, my employment with the Company and the Involuntary Termination thereof, including but not limited to: claims for bonuses, or for severance except pursuant to the CIC Agreement; claims of breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, violation of public policy, fraud, intentional or negligent misrepresentation, defamation, personal injury, infliction of emotional distress, and claims under Title VII of the 1964 Civil Rights Act, the Equal Pay Act of 1963, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Worker Adjustment Retraining and Notification Act, the Family Medical Leave Act, the California Government Code, the California Labor Code, and any other local, state and federal laws and regulations relating to employment, except any claim I may have for:

                  a. unemployment or any state disability insurance benefits pursuant to the terms of applicable state law;

                  b. workers' compensation insurance benefits under the terms of any worker's compensation insurance policy or fund of the Company.

2. I understand and agree that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers and releases of this General Release shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such facts. I agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California (or other comparable provision of any applicable state statutory or common law), which states as follows (parentheticals added):

                  A general release does not extend to claims which the creditor [i.e., me] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

3. I understand and agree that the severance, benefits, and options acceleration provided under the CIC Agreement shall constitute the entire consideration provided under this General Release and that I will not seek any further compensation or benefits in connection with my employment or for any other claims, damages, costs, or attorneys' fees in connection with the matters encompassed in this General Release.

4. I agree that neither the fact nor any aspect of this General Release is intended, or should be construed at any time, to be an admission of liability or wrongdoing by either myself or by the Company.

5. I agree that I will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Company, including but not limited to its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position, performance and other similar information concerning the Company.

6. I agree that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

7. I understand that this Agreement constitutes the entire agreement between the Company and me on the subjects addressed herein, and no promises and representations were made to me which do not appear in this Agreement. This Agreement may not be modified or changed orally. I understand that no modification of any of the terms or conditions of this Agreement shall be effective unless made in writing and signed by the Company and me.

8. I understand that this Agreement supercedes and replaces all prior agreements between the Company and me, whether express or implied, oral or written, except that this Agreement (a) does not supercede the terms of any obligation which I have to maintain confidentiality of and not misappropriate trade secrets, or proprietary or confidential information of the Company; and (b) does not supercede the terms of any obligation which I have pertaining to the assignment of inventions to the Company.

9. I understand that I may review and consider, and discuss with an attorney of my own choosing, and decide whether or not to sign this General Release. I understand that through this General Release I am releasing the Company from any and all claims I have or may have against the Company, including age discrimination claims up through the Effective Date of this General Release.

10. I understand that if I choose to accept this General Release, I must date, sign, and deliver it to the Company no later than the 21st calendar day following my Involuntary Termination.

11. I understand that after signing this Agreement, I have seven (7) days within which to revoke the Agreement. In order to revoke this Agreement, I understand that I must do so in writing and that I must deliver the written revocation so that it is received in the Company's physical possession before the end of the seven (7)-day revocation period. The written revocation must be delivered to the Company at the following address:

                  Vice President, Human Resources
                  Spectrian Company
                  350 West Java Drive
                  Sunnyvale, CA  94089
                  Facsimile: (408) 541-0260

I further understand that I may not sign this General Release any earlier than the effective date of my Involuntary Termination, and that the Effective Date of this General Release will be the eighth day after I have signed it, provided that I have delivered it to the Company and I have not revoked it during the seven days after I signed it. I understand that I should return my signed General Release as noted above.

                                                SPECTRIAN COMPANY


Dated: _____________________________            By: ____________________________

                                                Its: ___________________________


____________________________________            ________________________________
Dated                                           Employee's Signature